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                                                                    EXHIBIT 23.6

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 dated September 16, 1999 of Waste Connections, Inc. of our report dated February 26, 1999, except as to Note 18, which is as of August 19, 1999, relating to the combined financial statements of International Environmental Industries, Inc. and subsidiary and JOS Enterprises, Ltd. We also consent to the references to us under the heading "Experts" in such Registration Statement.





PRICEWATERHOUSECOOPERS LLP

Austin, Texas
September 16, 1999